Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Kingstone Companies, Inc. on Form S-3 (No. 333-134102, No. 333-215426 and No. 333-221615) and Form S-8 (No. 333-132898, No. 333-173351, No. 333-191366 and No. 333-207986) of our report dated March 18, 2019, with respect to our audits of the consolidated financial statements of Kingstone Companies, Inc. and Subsidiaries as of December 31, 2018 and 2017 and for the years then ended (which report refers to a change in the method of accounting for the recognition and measurement of equity securities effective January 1, 2018) and our report dated March 18, 2019 with respect to our audit of the effectiveness of internal control over financial reporting of Kingstone Companies, Inc. as of December 31, 2018, which reports are included in this Annual Report on Form 10-K of Kingstone Companies, Inc. for the year ended December 31, 2018.

/s/ Marcum LLP

Marcum LLP
Hartford, CT
March 18, 2019